Exhibit 99.10
EXECUTION VERSION
UNANIMOUS CONSENT AND WAIVER
     THIS UNANIMOUS CONSENT AND WAIVER (this “Unanimous Consent and Waiver”) to and of certain provisions of that certain Equityholders’ Agreement dated as of November 28, 2008 (the “Agreement”), and of that certain Amended and Restated Operating Agreement of Clearwire Communications LLC dated as of November 28, 2008 (the “Clearwire LLC Agreement”), is entered into as of November 9, 2009 (the “Effective Date”), by and among CLEARWIRE CORPORATION, a Delaware corporation (the “Company”), CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company (“Clearwire LLC”), SPRINT HOLDCO, LLC, a Delaware limited liability company (“Sprint”), EAGLE RIVER HOLDINGS, LLC, a Washington limited liability company (“Eagle River”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A, a Delaware corporation (“Intel A”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008B, a Delaware corporation (“Intel B”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008C, a Delaware corporation (“Intel C”), INTEL CAPITAL CORPORATION, a Delaware corporation (“Intel Capital”), INTEL CAPITAL (CAYMAN) CORPORATION, a Cayman Islands corporation (“Intel Cayman”), MIDDLEFIELD VENTURES, INC., a Delaware corporation (“Middlefield”, and together with Intel A, Intel B, Intel C, Intel Capital and Intel Cayman, “Intel”), COMCAST WIRELESS INVESTMENT I, INC., a Delaware corporation (“Comcast I”), COMCAST WIRELESS INVESTMENT II, INC., a Delaware corporation (“Comcast II”), COMCAST WIRELESS INVESTMENT III, INC., a Delaware corporation (“Comcast III”), COMCAST WIRELESS INVESTMENT IV, INC., a Delaware corporation (“Comcast IV”), COMCAST WIRELESS INVESTMENT V, INC., a Delaware corporation (“Comcast V” and, together with Comcast I, Comcast II, Comcast III and Comcast IV, “Comcast”), GOOGLE INC., a Delaware corporation (“Google”), TWC WIRELESS HOLDINGS I LLC, a Delaware limited liability company (“TWC I”), TWC WIRELESS HOLDINGS II LLC, a Delaware limited liability company (“TWC II”), TWC WIRELESS HOLDINGS III LLC, a Delaware limited liability company (“TWC III” and, together with TWC I and TWC II, “TWC”), BHN SPECTRUM INVESTMENTS, LLC, a Delaware limited liability company (“BHN”, and together with, Sprint, Eagle River, Intel, Comcast, Google and TWC, the “Consenting Parties”) and COMCAST CORPORATION, a Pennsylvania corporation in its capacity as the Strategic Investor Representative. Capitalized terms not otherwise defined herein shall have the meanings ascribed to those terms in the Agreement.
RECITALS
     WHEREAS, concurrently with the execution of this Unanimous Consent and Waiver, the Consenting Parties have executed a written consent to action in lieu of a special stockholder meeting of the Company (the “Consent”) consenting to the following (collectively, the “Consented Actions”):
          (i) the Company entering into, and causing Clearwire LLC to enter into, the Investment Agreement among the Company, Clearwire LLC and certain of the Company’s existing stockholders attached as Exhibit A to the Consent (the “Investment Agreement”) and consummating the transactions pursuant to which Clearwire LLC will issue Class B Common Units and Voting Units to such existing stockholders and the Company will issue shares of Class B Common Stock to such existing stockholders in exchange for the Voting Units on the terms and conditions in the Investment Agreement (the “Investment Transactions”);
          (ii) the Company conducting a pro rata rights offering to all holders of the Company’s Class A Common Stock on terms substantially consistent with the terms described in Section 6.2 of the Investment Agreement (the “Rights Offering”); and
          (iii) the Company amending its Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class A Common Stock to 1,500,000,000 and the number of authorized shares of Class B Common Stock to 1,000,000,000, by adopting the amendment set forth on Exhibit B to the Consent (the “Charter Amendment”);
     WHEREAS, pursuant to the Agreement and the Clearwire LLC Agreement, the Consenting Parties have certain approval rights with respect to the Investment Transactions, the Rights Offering and the Charter Amendment and desire to approve and consent to the Investment Transactions as provided herein;
     WHEREAS, Section 3.5 of the Agreement and Section 7.10 of the Clearwire LLC Agreement require the Company and Clearwire LLC, respectively, to offer preemptive rights (the “Preemptive Rights”) to the Consenting Parties with respect to any issuance of New Securities or New Units (as defined in the Clearwire LLC Agreement);
     WHEREAS, the issuance of shares of Class B Common Stock, Class B Common Units and Voting Units in connection with the Investment Transactions and the issuance of shares of Class A Common Stock in connection with the Rights Offering will constitute an offering of New Securities and New Units;
     WHEREAS, each of the Consenting Parties desires to waive its Preemptive Rights and their respective rights to receive notice pursuant to the Agreement and the Clearwire LLC Agreement with respect to the Company’s issuance of the New Securities and New Units pursuant to the Investment Transactions and the Rights Offering as provided herein;
     WHEREAS, each of the Consenting Parties desire to waive their respective rights to participate in the Rights Offering pursuant to the terms provided herein;
     WHEREAS, Section 3.7 of the Agreement (the “Standstill Provisions”) prohibits certain Consenting Parties from engaging directly or indirectly in certain negotiations, activities and transactions relating to the acquisition of any Common Stock of the Company and certain other transactions; and
     WHEREAS, the Company and the Consenting Parties previously executed a waiver related to the negotiations of certain transactions and the Consenting Parties desire to waive the Standstill Provisions to permit the negotiation, execution and consummation of the transactions in connection with the Investment Transactions and the Rights Offering consistent with the terms of the Investment Agreement, the Consent and this Unanimous Consent and Waiver.
     NOW THEREFORE, the parties hereto agree as follows:
AGREEMENT
1. Limited Waivers and Consents.
     (a) The Consenting Parties agree that the execution of this Unanimous Consent and Waiver by each of the Consenting Parties constitutes each such Consenting Party’s approval of, and consent to, the Company and Clearwire LLC entering into and consummating the Investment Transactions, the Rights Offering and the Charter Amendment, including the approvals required in Section 2.7(a) of the Agreement, the Company’s Restated Certificate of Incorporation and Bylaws, the Clearwire LLC Agreement and applicable Law.
     (b) The Consenting Parties hereby waive, and will cause their respective Permitted Designees to waive, their respective Preemptive Rights and their respective rights to receive notice pursuant to the Agreement and the Clearwire LLC Agreement with respect to the issuance of the New Securities and New Units pursuant to the Investment Transactions and the Rights Offering.
     (c) The Consenting Parties hereby agree that, with respect to any rights issued as part of the Rights Offering (the “Rights”) in respect of shares of Class A Common Stock held by such Party or any of its Permitted Designees on the Registration Effective Date (as defined in the Investment Agreement), each such Party will not, and will cause its Permitted Designees not to, exercise any such Rights or Transfer any such Rights.
     (d) Each of the Consenting Parties, the Company and Clearwire LLC hereby acknowledge and agree that: (i) nothing in this Unanimous Consent and Waiver shall prohibit any Consenting Party from Transferring shares of Class A Common Stock, shares of Class B Common Stock or Units now held by, or hereinafter acquired by or Transferred to such Consenting Party if such Transfer or acquisition is otherwise permitted under the Agreement and the Clearwire LLC Agreement, (ii) the restriction in subsection (c) above does not apply to a transferee of a Consenting Party’s Equity Securities if such Transfer occurs prior to the Registration Effective Date and such restriction shall not prohibit such transferee (other than an affiliate of such Consenting Party) from (x) exercising any Rights or (y) Transferring such transferee’s Rights or right to receive the Rights, and (iii) the restriction in subsection (c) above does not apply to a Consenting Party solely with respect to Rights issued in respect of shares of Class A Common Stock acquired by such Consenting Party prior to the Registration Effective Date in a Transfer pursuant to Section 3.3 of the Agreement.
     (e) The Company and the Consenting Parties hereby waive the Standstill Provisions insofar as they restrict or prohibit the execution and consummation of the transactions in connection with the Investment Transactions and the Rights Offering consistent with the terms of the Investment Agreement, the Consent and this Unanimous Consent and Waiver. Notwithstanding the foregoing, the parties hereto acknowledge and agree that (i) the foregoing waiver shall not be applicable with respect to any direct or indirect acquisition by any Standstill Equityholder of any of the rights issued in the Rights Offering or any option or other right to acquire or interest in any of the rights issued in the Rights Offering and (ii) the Standstill Provision shall remain applicable to any such acquisition.
     (f) Clearwire, Clearwire LLC and the Consenting Parties hereby acknowledge and agree that this Section 1 constitutes all of the consents, approvals and waivers required under the Agreement and the Clearwire LLC Agreement for the Company and Clearwire LLC to enter into and consummate the Investment Transactions, the Rights Offering and the Charter Amendment.
     (g) The Consenting Parties hereby consent to the formation of the Network Oversight Committee of the Board of Directors of the Company pursuant to the resolutions of the Board of Directors of the Company attached hereto as Exhibit C; provided, that, any modification of the scope of such committee’s authority or power shall be subject to further consent of the Consenting Parties.
     (h) The Consenting Parties hereby consent to Eagle River becoming a Member of Clearwire LLC and becoming a party to the Clearwire LLC Agreement in the capacity of a Member.
2. Other Provisions. This Unanimous Consent and Waiver shall be limited as written and nothing herein shall be deemed to constitute a waiver of any other term, provision or condition of the Agreement or the Clearwire LLC Agreement or prejudice any right or remedy that any Consenting Party may have or may in the future have under the Agreement, the Clearwire LLC Agreement and all provisions of the Agreement and the Clearwire LLC Agreement shall remain in full force and effect.
3. Counterparts. This Unanimous Consent and Waiver may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Unanimous Consent and Waiver.
4. Amendment/Assignment. This Unanimous Consent and Waiver may only be amended by an instrument in writing signed on behalf of each of the parties hereto. No party may assign its rights or delegate its duties and obligations to be performed under this Unanimous Consent and Waiver without the prior written consent of each of the other parties. Neither the Company nor Clearwire LLC shall be entitled to agree to amend or waive any provision herein that could be adverse to such entity in any material respect without the approval of the disinterested members of the Audit Committee.
5. Agreement. This Unanimous Consent and Waiver sets forth the entire understanding of the parties with respect to the subject matter contemplated hereby. This Unanimous Consent and Waiver is binding on and will inure to the benefit of all parties hereto and their respective successors and permitted assigns.
6. Notices. All notices and other communications required or permitted under this Unanimous Consent and Waiver shall be made pursuant to Section 4.6 of the Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Unanimous Consent and Waiver as of the date set forth in the first paragraph hereof.

CLEARWIRE CORPORATION
By:	/s/ William T. Morrow
	Name:	William T. Morrow
	Title:	Chief Executive Officer

CLEARWIRE COMMUNICATIONS LLC
By:	/s/ William T. Morrow
	Name:	William T. Morrow
	Title:	Chief Executive Officer

[Signature Page to the Unanimous Consent and Waiver of the Equityholders’ Agreement and
Amended and Restated Operating Agreement]

SPRINT HOLDCO, LLC
By:	/s/ Keith O. Cowan
	Name:	Keith O. Cowan
	Title:	Vice President

[Signature Page to the Unanimous Consent and Waiver of the Equityholders’ Agreement and
Amended and Restated Operating Agreement]

EAGLE RIVER HOLDINGS, LLC
By: Eagle River Inc., its Manager

By:	/s/ Amit Mehta Name: Amit Mehta
Title: VP
[Signature Page to the Unanimous Consent and Waiver of the Equityholders’ Agreement and
Amended and Restated Operating Agreement]

INTEL CAPITAL WIRELESS	INTEL CAPITAL CORPORATION
INVESTMENT CORPORATION 2008A

/s/ Arvind Sodhani Name: Arvind Sodhani	/s/ Arvind Sodhani Name: Arvind Sodhani
Title: President	Title: President

INTEL CAPITAL WIRELESS	INTEL CAPITAL (CAYMAN)
INVESTMENT CORPORATION 2008B	CORPORATION

/s/ Arvind Sodhani Name: Arvind Sodhani	/s/ Arvind Sodhani Name: Arvind Sodhani
Title: President	Title: President

INTEL CAPITAL WIRELESS	MIDDLEFIELD VENTURES, INC.
INVESTMENT CORPORATION 2008C

/s/ Arvind Sodhani Name: Arvind Sodhani	/s/ Arvind Sodhani Name: Arvind Sodhani
Title: President	Title: President

CLEARWIRE CORPORATION

/s/ William T. Morrow
Name: William T. Morrow
Title: Chief Executive Officer
[Signature Page to the Unanimous Consent and Waiver of the Equityholders’ Agreement and
Amended and Restated Operating Agreement]

COMCAST WIRELESS INVESTMENT I, INC.		COMCAST WIRELESS INVESTMENT II, INC.

By:	/s/ Robert S. Pick	By:	/s/ Robert S. Pick

	Name: Robert S. Pick		Name: Robert S. Pick
	Title: Senior Vice President		Title: Senior Vice President

COMCAST WIRELESS INVESTMENT III, INC.		COMCAST WIRELESS INVESTMENT IV, INC.

By:	/s/ Robert S. Pick	By:	/s/ Robert S. Pick

	Name: Robert S. Pick		Name: Robert S. Pick
	Title: Senior Vice President		Title: Senior Vice President

COMCAST WIRELESS INVESTMENT V, INC.		COMCAST CORPORATION,
as the Strategic Investor Representative

By:	/s/ Robert S. Pick	By:	/s/ Robert S. Pick

	Name: Robert S. Pick		Name: Robert S. Pick
	Title: Senior Vice President		Title: Senior Vice President
[Signature Page to the Unanimous Consent and Waiver of the Equityholders’ Agreement and
Amended and Restated Operating Agreement]

GOOGLE INC.
By:	/s/ Kent Walker
	Name:	Kent Walker
	Title:	Vice President and General Counsel

[Signature Page to the Unanimous Consent and Waiver of the Equityholders’ Agreement and
Amended and Restated Operating Agreement]

TWC WIRELESS HOLDINGS I LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

TWC WIRELESS HOLDINGS II LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

TWC WIRELESS HOLDINGS III LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

[Signature Page to the Unanimous Consent and Waiver of the Equityholders’ Agreement and
Amended and Restated Operating Agreement]

BHN SPECTRUM INVESTMENTS, LLC
By:	/s/ Leo Cloutier
	Name:	Leo Cloutier
	Title:	Senior Vice President

[Signature Page to the Unanimous Consent and Waiver of the Equityholders’ Agreement and
Amended and Restated Operating Agreement]